                                  CHOICE FUNDS



                                 CODE OF ETHICS



PREAMBLE

                  This Code of Ethics is being adopted for the Choice Funds (the Choice Funds and each of its series shall be referred to herein, collectively, as the "Trust") in compliance with the requirements of Rule 17j-1, as amended (the "Rule"), adopted by the U.S. Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "Act") to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, including officers, trustees and Advisory Persons of the Trust, in connection with the purchase or sale by such persons of securities held or to be acquired by the Trust:

                  (1) to employ a device, scheme or artifice to defraud the
                      Trust;

                  (2) to make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

                  (3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or

                  (4) to engage in a manipulative practice with respect to the
                      Trust.

                  The Rule also requires that the Trust, its investment adviser and its principal underwriter shall each adopt a written Code of Ethics, which shall be approved by the Trust's Board of Trustees ("Board"), including a majority of the independent trustees, and contain provisions reasonably necessary to prevent Access Persons from engaging in acts which violate the above standard.

                  Set forth below is the Code of Ethics adopted by the Board, in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees, officers and Advisory Persons of the Trust, and certain affiliated persons of the Trust and any investment adviser or principal underwriter of the Trust, owe a fiduciary duty to, among others, the shareholders of the Trust to conduct their affairs, including their personal securities transactions, in such a manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

                  This Code of Ethics does not apply to any Access Person or Investment Personnel employed by any investment adviser, sub-adviser or principal underwriter of the Trust. Those individuals are covered by the Codes of Ethics which have been adopted by those entities in accordance with the provisions of the Rule.

I.       DEFINITIONS

                  (a) "Access Person" means any trustee (excluding any trustee who is not also an officer of the Trust's investment adviser or its affiliates), officer, or Advisory Person (defined immediately below) of the Trust.

                  (b) "Advisory Person" means (i) any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his regular functions or duties, normally makes, participates in, or obtains current information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust who regularly obtains current information concerning recommendations made to the Trust with regard to the purchase or sale of a Covered Security by the Trust.

                  (c) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Covered Security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

                  (d) "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the Act.

                  (e) "Covered Security" shall have the meaning set forth in
Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), and shares of registered open-end investment companies.

                  (f) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

                  (g) "Investment Personnel" means (a) Portfolio Managers as well as any other employee such as a securities analyst and/or trader of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Trust's purchase or sale of Covered Securities or (b) any natural person who controls the Trust and who obtains information concerning recommendations to the Trust regarding the purchase or sale of Covered Securities by the Trust.

                  (h) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

                  (i) "Portfolio Managers" means those individuals entrusted with the direct responsibility and authority to make investment decisions affecting the Trust.

                  (j) A "security held or to be acquired" by the Trust is defined under Rule 17j-1 to include: (1) any Covered Security which within the most recent fifteen (15) days (a) is or has been held by the Trust, or (b) is being or has been considered by the Trust or its investment adviser for purchase by the Trust; and (2) any option to purchase or sell, and any Covered Security which is convertible into or exchangeable for a Covered Security described in subparts (1)(a) or (1)(b).

II.      PERSONAL TRADING RESTRICTIONS

         (1)      No Access Person shall:

                  (a) engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above.

                  (b) execute a personal Covered Securities transaction on the same day that the Trust has a pending "buy" or "sell" order in that same Covered Security, unless the Access Person aggregates his or her personal trade with the Trust's trades in accordance with an Aggregation and Allocation Policy which merits the requirements outlined by the SEC staff (trades made in violation of this policy should be unwound, if possible, and if they cannot be unwound, they should be disgorged to the Trust);

                  (c) disclose to other persons the securities activities engaged in or contemplated for the Trust;

                  (d) purchase or sell securities directly or indirectly without prior approval from the Compliance Officer or other officer designated by the Board of Trustees.

         (2)      No Investment Personnel shall

                  (a) directly or indirectly acquire beneficial ownership in any Covered Securities in a limited offering ("private placement") or initial public offering without prior approval from the appropriate compliance officer. (In determining whether to grant such prior approval, the appropriate officer shall determine (among other factors) whether the investment opportunity should be reserved for the Trust and its shareholders, and whether the opportunity is being offered to the individual by virtue of his or her position with the Trust. Any Investment Personnel who has been authorized to acquire Covered Securities in a private placement, must disclose that investment when he or she is involved in any subsequent consideration of an investment by the Trust in that issuer. In such circumstances, Investment Personnel with no personal interest in the particular issuer shall independently review the Trust's decision to purchase that issuer's Covered Securities.)

                  (b) profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within sixty
                  (60) calendar days. Trades made in violation of this policy should be unwound, if possible. In the event such trades cannot be unwound, any profits realized on such short-term trades shall be subject to disgorgement to the Trust.

                  (c) seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Investment Personnel, do business or might do business with the Trust. For purposes of this provision, the following gifts will not be considered to be in violation of this section: (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment, for which the employee will reimburse the host; and (c) other gifts of nominal cost.

         (3) No Portfolio Manager shall execute any personal Covered Securities transactions within seven (7) calendar days before or after the day the Trust trades in that Covered Security. Trades made in violation of this black-out period should be unwound, if possible. Otherwise, any profits realized on such trades shall be subject to disgorgement to the Trust.

III.     EXEMPTED TRANSACTIONS

         The prohibitions of Sections II(1)(b), II(1)(d), II(2)(b) and II(3) shall not apply to:

         (1) purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control;

         (2) purchases or sales which are non-volitional(1) on the part of either the Access Person, Investment Personnel or the Trust;

         (3) purchases which are part of an automatic dividend reinvestment plan;

         (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

         (5) purchases or sales which are only remotely potentially harmful to the Trust because they would be very unlikely to affect a highly institutional market or clearly are not related economically to the Covered Securities to be purchased, sold or held by the Trust.

IV.      REPORTING, DISCLOSURE AND CERTIFICATION REQUIREMENTS

         (1) Initial Holdings Reports. All Access Persons (excluding Disinterested Trustees who would be required to make a report solely by reason of being a trustee) shall disclose all personal Covered Securities holdings to the appropriate compliance officer upon commencing

----------
(1) Nonvolitional purchases or sales include those transactions which do not involve a willing act or conscious decision on the part of the employee. For example, shares received or disposed of by Access Persons, Investment Personnel or the Trust in a merger, recapitalization or similar transaction are considered nonvolitional.


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

employment. The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:

         (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (c) the date that the report is submitted by the Access Person.

                  All Access Persons currently employed by the Trust shall submit an Initial Report to the appropriate compliance officer within ten days of the date of this Code of Ethics. All other Initial Reports shall be made no later than 10 days after the person becomes an Access Person.

(2)      Quarterly Reports.

         (a) All Access Persons shall report to the appropriate compliance officer, the information described below in Sub-paragraph (2)(c) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security; provided, however, that all Access Persons shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or Covered Security transactions which are not eligible for purchase or sale by the Trust.

         (b) Each Disinterested Trustee who would be required to make a report solely by reason of being a trustee, need only submit a Quarterly Report if such trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately before or after the trustee's transaction in a Covered Security, that the Trust purchased or sold the Covered Security, or the Trust or its investment adviser considered purchasing or selling the Covered Security.

         (c) Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

                  (i) the date of the transaction, the title of the Covered
                      Security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                  (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii) the price at which the transaction was effected;

                  (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                  (v)   the date the report is submitted.

         (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

         (e) All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements for all Covered Securities accounts maintained by the Access Person to the appropriate compliance officer, on a timely basis. In addition, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

                  (i) the name of the broker, dealer or bank with whom the Access Person established the account;

                  (ii)  the date the account was established; and

                  (iii) the date the report is submitted.

         (3) Annual Holdings Reports. All Access Persons (excluding any disinterested trustee who would be required to make a report solely by reason of being a trustee) shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

         (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

         (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

         (c) the date that the report is submitted by the Access Person.

         (4) Certification of Compliance with Code of Ethics. With the exception of the Disinterested Trustees, every Access Person shall certify in their Annual Report (Attached as Exhibit C) that:

         (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

         (b) they have complied with the requirements of the Code of Ethics; and

         (c) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

         (5) Conflict of Interest. Every Access Person shall notify the compliance officer of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between their transactions and securities held or to be acquired by the Trust. Such notification shall occur in the pre-clearance process (See Section II(1)(d)).

V.       REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES

         (1) Any person, including the compliance officer, shall promptly report all violations and apparent violations of this Code of Ethics and the reporting requirements thereunder to the Board of Trustees.

         (2) The Board of Trustees, or a committee of trustees created by the Board of Trustees for that purpose, shall consider reports made to the Board of Trustees hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

VI.      ANNUAL REPORTING TO THE BOARD OF TRUSTEES

                  The compliance officer shall prepare an annual report relating to this Code of Ethics to the Board of Trustees. Such annual report shall:

         (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

         (b) identify any violations requiring significant remedial action during the past year; and

         (c) identify any recommended changes in the existing restrictions or procedures based upon the Trust's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

         (d) certify that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

VII.     ANNUAL REPORTING OF INVESTMENT ADVISERS AND PRINCIPAL
         UNDERWRITERS TO THE BOARD2

                  Any investment adviser, sub-adviser or principal underwriter to the Trust shall also prepare an annual report to the Board which contains that information described in Section VI (as it pertains to their particular Code of Ethics).

VIII.    SANCTIONS

                  Upon discovering a violation of this Code, the Board of Trustees may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

IX.      RETENTION OF RECORDS

                  The Trust must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

         (1) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

         (2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

         (3) A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

         (4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

         (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in a private placement or IPO, as described in Section II(2)(a) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted.

----------
(2) The requirements of Section VII apply to principal underwriters only where:

    - the principal underwriter is an affiliated person of the Trust or the Trust's investment advisor; or

    - an officer, director of general partner of the principal underwriter serves as an officer, director or general partner of the Trust or of the Trust's investment advisor.


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

         (6) A copy of each annual report required under Section VI or VII for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.


Dated:

                                                                       Exhibit A
                                  CHOICE FUNDS

                                 CODE OF ETHICS

                                 INITIAL REPORT


To the Compliance Officer of CHOICE FUNDS (the "Trust"):

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for the Trust.

         2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and Covered Securities held or to be acquired by the Trust or any of its series.

         4. As of the date below I had a direct or indirect beneficial ownership in the following Covered Securities:

                                                             Dollar Amount        Type of Interest
      Title of Security             Number of Shares        of Transaction      (Direct or Indirect)
      -----------------             ----------------        --------------      --------------------













                  5. I hereby represent that I maintain account(s) as of the date this report is submitted in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

           Name of Broker, Bank or Dealer with Whom
                     Account Maintained                        Date Established
                     ------------------                        ----------------






Name:
     ------------------------------------------------

Title:
      -----------------------------------------------

Date Report Submitted:
                      -------------------------------

                                                                       Exhibit B

                                  CHOICE FUNDS

                                 CODE OF ETHICS

                    Quarterly Securities Transactions Report
                    For the Calendar Quarter Ended:_________

To the Compliance Officer of the CHOICE FUNDS (the "Trust"):

         During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust.

---------------- ----------------- ----------- ----------------- ------------------ ----------------- --------- -----------------

                                                INTEREST RATE         DOLLAR           NATURE OF                    BROKER/
   TITLE OF          DATE OF         NO. OF      AND MATURITY        AMOUNT OF        TRANSACTION      PRICE         DEALER
   SECURITY        TRANSACTION       SHARES        DATE (if         TRANSACTION     (Purchase, Sale,            OR BANK THROUGH
                                                 applicable)                             Other)                  WHOM EFFECTED
---------------- ----------------- ----------- ----------------- ------------------ ----------------- --------- -----------------

---------------- ----------------- ----------- ----------------- ------------------ ----------------- --------- -----------------

---------------- ----------------- ----------- ----------------- ------------------ ----------------- --------- -----------------

---------------- ----------------- ----------- ----------------- ------------------ ----------------- --------- -----------------

---------------- ----------------- ----------- ----------------- ------------------ ----------------- --------- -----------------

---------------- ----------------- ----------- ----------------- ------------------ ----------------- --------- -----------------

---------------- ----------------- ----------- ----------------- ------------------ ----------------- --------- -----------------

---------------- ----------------- ----------- ----------------- ------------------ ----------------- --------- -----------------

================ ================= =========== ================= ================== ================= ========= =================

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

         I hereby represent that I established the brokerage accounts listed below, in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit.

          Name of Broker, Dealer or Bank with Whom
                      Account Established                      Date Established
                      -------------------                      ----------------





         Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by the Trust or any of its series.


Name:
     ------------------------------------------------

Title:
      -----------------------------------------------

Date Report Submitted:
                      -------------------------------

                                                                       EXHIBIT C
                                  CHOICE FUNDS

                                 CODE OF ETHICS
                                  ANNUAL REPORT

         To the Compliance Officer of the CHOICE FUNDS (the "Trust"):

         1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

         2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code of Ethics and I have reported all Covered Securities transactions required to be reported pursuant to the Code.

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and Covered Securities held or to be acquired by the Trust or any of its series.





         4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the following Covered Securities:

                                                      Principal Amount        Type of Interest     Broker/Dealer or Bank
    Title of Security         Number of Shares       of Securities Sold     (Direct or Indirect)   Through Whom Effected










         5. I hereby represent that I maintain the account(s) with the brokers, dealers or banks listed below in which Covered Securities are held for my direct or indirect benefit.

           Name of Broker, Bank or Dealer with Whom
                       Account Maintained                       Date Established








Name:
     ------------------------------------------------

Title:
      -----------------------------------------------

Date Report Submitted:
                      -------------------------------


                                      C-2